UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2014

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th Floor, SE-111 20

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, Autoliv, Inc. (“Autoliv”) and certain of its subsidiaries are defendants in multiple putative antitrust class actions that have been consolidated in the Occupant Safety Systems segment of the Automotive Parts Antitrust Multi-District Litigation (“MDL”) pending in the United States District Court for the Eastern District of Michigan. These class actions are brought on behalf of three separate alleged classes of purchasers of occupant safety systems in the United States, namely: direct purchasers, auto dealers and end-payors.

On June 2, 2014, Autoliv announced in a press release that it entered into separate settlement agreements with representatives of each of the three classes noted above. In entering into the settlement agreements, Autoliv does not admit any liability and is settling for the purpose of avoiding the uncertainty, risk, expense and distraction of further class action litigation in the MDL. Pursuant to the settlement agreements, Autoliv has agreed to pay $40 million to the direct purchaser settlement class, $6 million to the auto dealer settlement class, and $19 million to the end-payor settlement class. The direct purchaser settlement amount is subject to potential downward adjustments to a floor of $24 million based on the volume of Autoliv’s sales represented by direct purchasers who elect to be excluded, i.e. opt out, from the settlement class. Each settlement agreement gives Autoliv the option to void that settlement if the opt-outs from the settlement class exceed varying thresholds. Each settlement agreement also provides that such settlement class members will release Autoliv, its subsidiaries, and its and their respective current and former officers, directors and employees, from the claims and demands that were or could have been asserted in the MDL, but class members who affirmatively opt out of the settlement will not be bound by the release and will not receive any settlement proceeds. Each settlement is subject to certain conditions including court approval following notice to the settlement class members. If approved, the settlements will resolve the claims asserted against Autoliv and its subsidiaries on behalf of the three settlement classes.

These class action settlements do not include the three putative indirect purchaser antitrust class actions that Autoliv is defending in Canada and will not prevent claims by anyone who elects to opt out of a settlement class.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	EXHIBITS

99.1	Press Release of Autoliv, Inc. dated June 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

	By:	/s/ Anthony J. Nellis
	Name:	Anthony J. Nellis
	Title:	Interim Vice President – Legal Affairs
General Counsel and Secretary

Date: June 2, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated June 2, 2014.